SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2011

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL		33837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On May 22, 2011, CenterState Banks, Inc. (the “Company”) entered into an Agreement and Plan of Merger (“Agreement”) with The Hartford Financial Services Group, Inc. (“Hartford”), and Federal Trust Corporation (“FTC”), a wholly owned subsidiary of Hartford, whereby FTC will be merged with and into the Company. Pursuant to and simultaneously with entering into the Agreement, the Company’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. (“CenterState”) and FTC’s wholly owned subsidiary bank, Federal Trust Bank (“FTB”) have entered into a Plan of Merger and Merger Agreement (“Bank Merger Agreement”) whereby FTB will be merged with and into CenterState simultaneously with the merger of FTC with and into the Company.

Pursuant to the terms of the Agreement, FTC will sell, assign and transfer to Hartford, or Hartford’s designee, all if its assets and liabilities except for the following which will be acquired by the Company:

(a)	an amount of cash equal to the outstanding principal balance of, and the accrued but unpaid interest on, Junior Subordinated Debentures issued to Federal Trust Statutory Trust I (“FTST”) (the “TruPs”), of approximately $5.1 million;

(b)	all of the common shares of FTB;

(c)	all of the common securities of FTST;

FTC will cause FTB to sell, assign or transfer to Hartford, or Hartford’s designee, all of FTB’s assets and liabilities except for the following which will be acquired by CenterState:

(d)	approximately $170 million of performing loans selected by CenterState;

(e)	bank owned life insurance policies (“BOLI”), approximately $8 million;

(f)	total outstanding deposits as of the Effective Time, approximately $230 million;

(g)	certain owned and leased branch locations, including all personal property, furniture, fixtures and equipment located at the branches; and,

(h)	certain other assets and liabilities.

The Company will assume the TruPs for par value, and will not pay a premium or receive a discount. The dividend payment is equal to LIBOR plus 2.95% adjustable quarterly. The maturity date is September 17, 2033.

CenterState will assume all of FTB’s deposits without payment of a premium or receipt of a discount. Leased branch property will be assumed by CenterState and all branch properties purchased by CenterState will be for current market value based on appraisals. The related furniture, fixtures and equipment, along with certain other miscellaneous assets and liabilities will be purchase, or assumed in the case of liabilities, for book value at the Effective Time.

CenterState will purchase the selected performing loans for 73% of their legal unpaid balance as of the Effective Time. In addition, pursuant to the terms of the Agreement, for a period of one year subsequent to the Effective Time, CenterState has the option to put back any purchased loan that becomes 30 days past due or becomes adversely classified by applicable regulatory standards for loan classification established by the OCC.

The transaction is expected to close before year end and is subject to a number of conditions, including the receipt of regulatory approval. The Company expects to recognize a pre-tax bargain purchase gain sufficient enough to self-capitalize the transaction and not require the use of any of the Company’s current excess capital. The transaction will be immediately accretive to tangible book value, and expected to be dilutive to 2012 earnings and accretive to 2013 earnings.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Statements made in this Form 8-K, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the FTC acquisition and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business - Note about Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit 2.1 Agreement and Plan of Merger by and among CenterState Banks, Inc., as Buyer, Federal Trust Corporation and the Hartford Financial Services Group, Inc., dated as of May 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: May 23, 2011

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